                                                               EXHIBIT 10.16

         LEASE MANAGEMENT SERVICES, INC.



                       SECURITY DEPOSIT PLEDGE AGREEMENT


PLEDGEE:                  LEASE MANAGEMENT SERVICES, INC.
                          2500 Sand Hill Road, Suite 101
                          Menlo Park, California  94025


PLEDGOR:                  AURORA BIOSCIENCES CORPORATION
                          11149 No. Torrey Pines Road
                          La Jolla, CA  92037


In consideration of, and as an inducement for Pledgee to enter into a Master Lease Agreement Number 10494 and an Equipment Financing Agreement Number 10794 and all Schedules thereunder (hereinafter collectively referred to as the "Agreements") with Pledgor, and to secure the payment and performance of all Pledgor's obligations under the Agreements, Pledgor hereby grants and assigns to Pledgee, its successors and assigns, a security interest in, and hereby deposits and pledges with Pledgee a Security Deposit in an amount equivalent to 12% of aggregate Equipment cost (including any soft costs) leased or financed for each Schedule. As used herein, "Security Deposit" shall refer to the aggregate of all component deposits made under the applicable Schedules. Such pledge is to be upon the terms and conditions set forth below:

1. Pledgor delivers the Security Deposit to Pledgee to secure the due and punctual payment and performance of the obligations of Pledgor under the Agreements. Pledgee will pay 5% simple interest per annum on the Security Deposit, which interest will be accrued for each respective component of the Security Deposit from the commencement date of the applicable Schedule and paid when the Security Deposit is returned to Pledgor.

2. Upon any default by Pledgor under the Agreements, interest accrual on the Security Deposit shall cease and Pledgee may, at its option, apply the Security Deposit and any interest accrued to that date toward the satisfaction of Pledgor's obligations under the Agreements, and the payment of all costs and expenses incurred by Pledgee as a result of such default, including reasonable attorney's fees. Pledgee is liable to Pledgor only for any surplus remaining from said Security Deposit after the full satisfaction of the foregoing obligations, costs and expenses.

3. Pledgor waives any rights to require Pledgee to (i) proceed against Pledgor or any other party; (ii) proceed against or exhaust any security held from Pledgor; or (iii) pursue any other remedy in Pledgee's power whatsoever before enforcing the provisions of, and proceeding under the provisions of, this Security Deposit Pledge Agreement. The obligations of Pledgor under this Security Deposit Pledge Agreement shall be absolute and unconditional, and shall remain in full force and effect without regard to, and shall not be released or discharged or in any way affected by (a) any amendment or modification of or supplement to the Agreements; (b) any exercise or non-exercise of any right, remedy or privilege under or in respect to this Security Deposit Pledge Agreement, the Agreements, or any other instrument provided for in the Agreements, or any waiver, consent, explanation, indulgence or actions or inaction

SECURITY DEPOSIT PLEDGE AGREEMENT
AURORA BIOSCIENCES CORPORATION
Page 2 of 3


         with respect to any such instrument; or (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings of Pledgor.

4. Pledgee shall have no obligation to segregate said Security Deposit and Pledgor hereby irrevocably authorizes Pledgee, at Pledgee's sole election, to commingle said Security Deposit with other assets and funds held by or belonging to Pledgee. Pledgor may not assign, pledge or transfer to any party its interest in the Security Deposit and any attempt to do so shall be null and void.

5. Without notice to Pledgor, Pledgee may freely assign its rights and obligations hereunder, in whole or in part, at any time and this Security Deposit Pledge Agreement shall inure to the successors and assignees of Pledgee. In the event Pledgee assigns or transfers one or more Schedules under the Agreements without assigning or transferring the Security Deposit, Pledgor agrees that it will look solely to Pledgee for the return of the Security Deposit and will not assert any claim against any assignee of Pledgee for the return of said Security Deposit and further agrees that it will not assert against any payments due such assignee of Pledgee any offset that Pledgor may have against Pledgee for the return of said Security Deposit. In the event Pledgee assigns or transfers this Security Deposit Pledge Agreement along with the Schedules under the Agreements, Pledgor agrees that it shall look solely to the assignee of Pledgee for the return of said Security Deposit and Pledgee shall have no further liability to Pledgor with respect thereto.

6. Provided that the Pledgor is not then in default of its obligations to the Pledgee under the Agreements or otherwise, Pledgee agrees to return the Security Deposit and accrued interest on a schedule by schedule basis to Pledgor with Pledgor's achievement of the earlier of one of the following:

         A) At such time, after 12/31/97, that Pledgee's unrestricted cash balance, less debt, is at least $20,000,000; OR

         B) In the event of an acquisition, if acquiror executes an assignment or guarantee acceptable to Pledgor; OR

         C) After receipt of 32 prompt rents per schedule and cash sufficient in Pledgor's judgment to assure Pledgee's financial stability through the end of term; OR

         D) Pledgor produces 3 consecutive quarters of pre-tax income, net of extraordinary items, of at least $1,000,000 per quarter.

         All accounting terms used herein shall be interpreted in accordance with generally accepted accounting principles.

7. Any reduction/return of the Security Deposit and any payment of interest prior to the Termination of the Agreements (as defined below)
         is contingent upon the following additional conditions:   (a)
         verification of all benchmarks is to be acceptable to Pledgee; (b) Pledgor has made all payments on a timely basis according to the terms of the Agreements; (c) Pledgor is not, nor ever has been, in default of any financial obligation; (d) Pledgor, if privately held, has provided monthly financial statements to Pledgee within 30 days of each month-end, or if Pledgor is publicly held, has provided quarterly statements as required to be filed by the Securities and Exchange Commission (the "SEC"); (e) Pledgor, if privately held, has provided an annual audited financial statements to Pledgee within 90 days of Pledgor's fiscal year end or if Pledgor is

SECURITY DEPOSIT PLEDGE AGREEMENT
AURORA BIOSCIENCES CORPORATION
Page 3 of 3


         publicly held, has provided Pledgee with annual statements as required
         to be filed by the SEC;   and (f)  Pledgor has not suffered any
         material adverse change.

         The Termination of the Agreements shall be defined as the satisfaction of all Pledgor's obligations under the Agreements.

8. If the Security Deposit has not previously been returned, upon the Termination of the Agreements, Pledgee shall deliver the Security Deposit and accrued interest (less any portion of same cashed, sold, assigned or delivered pursuant to, and under the circumstances specified in, Paragraph 2 hereof) to Pledgor, and this Security Deposit Pledge Agreement shall thereupon be without further effect.


PLEDGOR:                                PLEDGEE:
AURORA BIOSCIENCES                      LEASE MANAGEMENT SERVICES, INC.
CORPORATION

By:                                     By:
    ---------------------------------       ---------------------------------------

Title:                                  Title:            EVP/General Manager
       ------------------------------          ------------------------------------

Date:                                   Date:
      -------------------------------         -------------------------------------

      LEASE MANAGEMENT SERVICES, INC.


                    CERTIFICATE OF INCUMBENCY AND AUTHORITY


I, Timothy J. Rink, do hereby certify that I am the duly elected, qualified and acting Chief Executive Officer of AURORA BIOSCIENCES CORPORATION, (Lessee/Debtor), a Delaware corporation; that the persons whose names, titles and signatures appear below are duly elected (or appointed) qualified and acting officers of said corporation and hold on the date of this Certificate, and on the date of execution of the Master Lease documents and/or Equipment Financing documents, the offices set opposite their respective names; that the signatures appearing opposite their respective names are the genuine signatures of such officers; that each such officer is duly authorized for and on behalf of said corporation to execute and deliver any Equipment Lease and/or Equipment Financing Agreement between said corporation and said Lessor/Secured Party, LEASE MANAGEMENT SERVICES, INC., and all agreements, documents, and instruments in connection therewith, including without limitation, Rental Schedules and Certificates of Equipment Acceptance, and that the execution and delivery of any such equipment lease and/or financing agreement, and all agreements, documents, and instruments in connection therewith for and on behalf of said corporation is not prohibited by or in any manner restricted by the terms of said corporation's Certificate of Incorporation, its by-laws, or of any loan agreement, indenture or contract to which said corporation is a party or under which it is bound. I do further certify that the foregoing authority shall remain in full force and effect, and LEASE MANAGEMENT SERVICES, INC. shall be entitled to rely upon the same, until written notice of the modification, rescission or revocation of same, in whole or in part, has been delivered to LEASE MANAGEMENT SERVICES, INC., but no such modification, rescission or revocation shall, in any event, be effective with respect to any documents executed or actions taken in reliance upon the foregoing authority prior to the delivery to LEASE MANAGEMENT SERVICES, INC. of said written notice of said modification, rescission or revocation.



NAME OF OFFICER                     TITLE OF OFFICER                      SIGNATURE OF OFFICER

Deborah J. Tower                    Director, Finance
                                                                          -----------------------------------
                                    & Administration



IN WITNESS WHEREOF, I have hereunto set my hand this ______ day of ________, 1996.



Lessee/Debtor:
AURORA BIOSCIENCES CORPORATION


By:  _______________________________________________________

Title:             Chief Executive Officer
     _______________________________________________________

      LEASE MANAGEMENT SERVICES, INC.




                        CERTIFIED COPY OF RESOLUTIONS OF

                               BOARD OF DIRECTORS



I, John T. Hendrick, hereby certify that I am the Corporate Secretary and official custodian of certain records including the Charter, By-Laws, and the Minutes of the Meetings of the Board of Directors of AURORA BIOSCIENCES CORPORATION, a Corporation duly organized and existing under the laws of the State of Delaware, that the following is a true, accurate and compared transcript of the Resolutions contained in the Minute Book of the Corporation, duly adopted by the Board of Directors of said Corporation at a Meeting of the Board of Directors of said Corporation duly held on the ______ day of __________, 19____, at which time a quorum was present and acted throughout and authorized its officers to transact the business hereinafter described, and that the proceedings of said meeting were in accordance with the Charter and By-Laws of said Corporation and that said Resolutions have not been rescinded or amended and are in full force and effect:

         RESOLVED, that this Corporation enter into a Lease Agreement and/or an Equipment Financing Agreement with LEASE MANAGEMENT SERVICES, INC. for the funding of that certain property as is set forth in the Master Equipment Lease Agreement and/or Equipment Financing Agreement, and it is further

         RESOLVED, that any officers of this Corporation be and they are hereby authorized and empowered in the name of and on behalf of this Corporation to execute any and all documents as may be required by LEASE MANAGEMENT SERVICES, INC. to effectuate the provisions hereof.

         I CERTIFY, that I have examined the Articles of Incorporation, the By-Laws of the Corporation, and all amendments therewith and I am fully familiar with all of said documents and that there are no restrictions imposed on the power and authority of the Board of Directors of said Corporation to adopt the foregoing resolutions whereupon the Corporation and its officers are authorized to act in accordance therewith.

         IN WITNESS WHEREOF, I have hereupon subscribed my name on the ________ day of_______________ , 1996.





                                      By: ______________________________________
                                                             Corporate Secretary

ATTEST:

___________________________________________

Title: ____________________________________

      LEASE MANAGEMENT SERVICES, INC.

                      REQUEST FOR CERTIFICATE OF INSURANCE

Stephen Downey
ISU Downey Insurance Co.
844 Prospect Street
La Jolla, CA  92037

We, as Lessee/Debtor, have entered into a Master Equipment Lease Agreement and/or an Equipment Financing Agreement with LEASE MANAGEMENT SERVICES, INC., as Lessor/Secured Party, to finance the purchase of equipment.

Accordingly, you are hereby authorized to:

1.       Insure said equipment in the name of LEASE MANAGEMENT SERVICES, INC.

2. Issue a written endorsement naming LEASE MANAGEMENT SERVICES, INC., as Additional Insured and First Loss Payee, and provide LMSI with thirty
         (30) day written notice of material change of coverage, cancellation or non-renewal. LMSI shall have the right to name additional parties as Additional Insured and First Loss Payee and notices will also be provided to those parties upon LMSI's request.

3.       INSURANCE MUST INCLUDE COVERAGE AS INDICATED BELOW:

         (x)     Bodily Injury and Property Damage Insurance with
                 limits of no less than  $3,500,000

         (x) Physical Damage (all risk) from any cause whatsoever, except earthquake and flood.

4. Loss, if any, under this endorsement shall be payable SOLELY to LEASE MANAGEMENT SERVICES, INC., or its assigns and shall not be invalidated due to any violation of any conditional warranty contained in any policy or application therefor by Lessee/Debtor, or by reason of any act of the Lessee/Debtor.

5.       THIS POLICY MUST CONTAIN THE FOLLOWING ENDORSEMENT:

         The insurance under this policy shall be primary insurance, and the company insurer shall be liable under this policy for the full amount of the loss up to and including the total limits of liability herein without right of contribution from any other insurance effected by LEASE MANAGEMENT SERVICES, INC., under any policy with any insurance company covering a loss covered under this policy.

Forward evidence of coverage to:           LEASE MANAGEMENT SERVICES, INC.
                                           2500 Sand Hill Road, Suite 101
                                           Menlo Park, California  94025
                                           Attn:  Insurance Administrator

LESSEE/DEBTOR:
AURORA BIOSCIENCES CORPORATION

By:  ________________________________________________________

Title: ______________________________________________________

Date: _______________________________________________________

         LEASE MANAGEMENT SERVICES, INC.


                                LANDLORD WAIVER



WHEREAS, Nexus Development Corporation a _______________ corporation ("Landlord"), being the owner and landlord of the premises described as 11149 No. Torrey Pines Road, La Jolla, San Diego County, CA 92037; and

WHEREAS Landlord and AURORA BIOSCIENCES CORPORATION ("Tenant") have entered into a real property lease wherein Tenant has leased approximately ___________ square feet of space in the building located at 11149 No. Torrey Pines Road, La Jolla, San Diego County, CA 92037; and ("Premises") and

WHEREAS, Landlord acknowledges that notice has been received that Tenant has entered into an equipment lease and/or financing agreement that provides a security interest in the personal property leased or to be leased, and/or pledged or to be pledged, from LEASE MANAGEMENT SERVICES, INC. ("Lessor/Secured Party"), under a Master Lease Agreement Number 00000 and all its schedules thereunder, and/or under an Equipment Financing Agreement Number 00000 and all its schedules thereunder, (hereinafter referred to collectively as the "Agreements") for the better utilization of said Premises by said Tenant;

NOW, THEREFORE, the Landlord, as an inducement to said Lessor/Secured Party to lease such personal property for said Tenant and/or to finance the acquisition of personal property to said Tenant, and in consideration of the benefit to the undersigned resulting from such better utilization of said Premises, and for other valuable considerations, hereby acknowledged by the undersigned, does hereby agree that:

1. Each and all items of personal property so leased/financed by said Lessor/Secured Party to said Tenant, under said Agreements, or any renewal, extension, or modification thereof, shall not, by reason of its installation or being placed in or upon said Premises, be construed as real property, or as forming part of any building leased by the Landlord to said Tenant, but shall remain personal property at all times, be severable from said Premises and not be construed as a fixture by being placed in or upon, or in any manner annexed, attached or connected to said Premises.

2. Title to, ownership of, and/or the right of possession as provided in the Agreements covering said personal property, shall be and shall remain at all times with said Lessor/Secured Party, its successors and assigns, free of any claim or right of the Landlord.

3. Lessor/Secured Party may enter the Premises at any time or from time to time for purposes of inspecting and/or removing any and all of the personal property in the exercise of its rights and remedies arising from aforesaid Agreements. If it becomes necessary to remove personal property from the Premises, Lessor/Secured Party will take all reasonable care to avoid damage to the Premises. If damage, resulting solely from the Lessor/Secured Party's, and/or its agent(s) act(s) of removing personal property, does occur, then the Lessor/Secured Party will be responsible to pay a reasonable sum, agreed upon by both the Landlord and Lessor/Secured Party, to repair damages resulting to the Premises.

4. Landlord waives and releases any and all rights, however arising, including without limitation, the right to levy, seize, sue, execute or sell for unpaid rent, which Landlord now has or may hereafter acquire with respect to the personal property, whether such property is now or hereafter located on or in the Premises or otherwise, and all claims and demands of every kind against the personal property, during the term of the aforesaid Agreements and any renewal, extension or modification therefor or substitution thereof.

LANDLORD WAIVER
Aurora Biosciences Corporation
Page 2 of 2


5. Landlord agrees to make this Waiver known to any transferee of the Premises and any person who may have any interest or right in the Premises or personal property.

6. Landlord agrees to make best efforts to promptly notify in writing, said Lessor/Secured Party, of any default or termination of its lease with Tenant for any reason or any event which, with the giving of notice or passage of time or both, could result in the creation of the right of Landlord to terminate any lease covering all or any part of the Premises or to accelerate any rent due thereunder.

7. If Landlord notifies Lessor/Secured Party that Tenant has abandoned the personal property and/or that Tenant has defaulted on the real property lease and has been evicted and/or vacated the Premises leaving the personal property thereon; Lessor/Secured Party upon notification of such action from Landlord, will use its best efforts with the Landlord to remove the personal property in a timely manner. Should a timely removal not be possible due to the size or nature of the personal property, or other factors, Lessor/Secured Party and Landlord will make mutually acceptable rental and/or on-site storage arrangements if required.

8. Any disputes arising out of the terms and conditions of this Waiver, shall be resolved before the American Arbitration Association in the City of San Francisco, pursuant to the rules of such Arbitration.

9. Each party represents to the others that it has full power and authority to execute and deliver this Agreement.

This waiver shall be binding upon the heirs, administrators, executors, successors and assigns of the Landlord, and shall inure to the benefit of the successors and assigns of said Lessor/Secured Party.

In WITNESS WHEREOF, the undersigned has executed, sealed and delivered this Waiver this ________ day of ________________, 1996.


LANDLORD:                                        PERSONAL PROPERTY LESSOR/SECURED PARTY:

NEXUS DEVELOPMENT                                LEASE MANAGEMENT SERVICES, INC.
CORPORATION

By:                                              By:
    ----------------------------------------         ----------------------------------------------------------

Name:                                            Title:                   EVP/General Manager
      --------------------------------------            -------------------------------------------------------
              (typed or printed)
Title:
       -------------------------------------

Address:    6333 Greenwich Dr, Suite 150
            San Diego, CA  92122

Phone:
            --------------------------------